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Exhibit 10.5


                            FACILITY USAGE AGREEMENT


         This Facility Usage Agreement (the "Agreement") is entered into as of January 12, 1998 by and among Rockland Radiology Group, P.C. (together with its successors "Rockland"), a New York professional corporation doing business as the Kingston Diagnostic Center (the "Center") with a principal place of business at 18 Squadron Boulevard, New City, NY. Image Technology Laboratories, Inc., a Delaware corporation ("ITL"), with a principal place of business at 167 Schwenk Drive, Kingston, NY 12401 and Kingston Diagnostic Radiology, P.C. ("Kingston"), a New York professional corporation with a principal place of business at 67 Schwenk Drive, Kingston, NY 12401, which is wholly owned by David Ryon, M.D. ("Ryon").

                                    RECITALS

         A. Kingston operates the Center at 167 Schwenk Drive, Kingston, NY on behalf of Rockland under the terms of a Professional Service Agreement between Kingston and Rockland dated April 1, 1997 (the "Rockland Agreement"), pursuant to which Kingston employs radiologists to provide radiology services to the Center's clients using diagnostic imaging equipment and software owned by Kingston.

         B. Ryon is an officer, director and stockholder of ITL, a company engaged in developing state-of-the-art diagnostic imaging software (the "ITL PACS").

         C. ITL desires to lease certain diagnostic imaging equipment and software owned and utilized by Kingston at the Center for the purpose of developing the ITL PACS and Kingston has agreed to lease such equipment and software (the "Equipment Lease") subject to execution of this Agreement giving ITL the right to access and use the Center's facilities where the equipment to be leased is located.

                                    AGREEMENT

         In consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. Occupancy. Rockland agrees that ITL, its employees and consultants may occupy and use the office space on the basement level of the Center on the same terms and conditions as Kingston is permitted to by the terms of Section
2.6 of the Rockland Agreement.

         2. Term. This Agreement shall commence as of the date of the Equipment Lease and shall continue for a period of two years or until terminated earlier by (a) the parties' mutual agreement; (b) 10 days' prior written notice of termination by ITL; (c) the termination of the Equipment Lease; or (d) the termination of the Rockland Agreement.


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         3. No Obligation. Rockland shall have no other obligation to ITL or
Kingston with respect to ITL's use of the Center and liability for termination of the Rockland Agreement.

         4. Authority. Each party represents and warrants to the others that it has the right, and has obtained all necessary corporate approvals, to enter into this Agreement and perform the obligations to be performed by it under this Agreement and that this Agreement constitutes its valid, binding and enforceable obligation, enforceable against it in accordance with its terms.

         5. Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties relating to the subject matter herein and terminates and supersedes any and all prior agreements and understandings between the parties.

         6. Waiver and Amendment. No change in, addition to, or waiver of any of the terms and provisions herein shall be binding upon any party unless approved by it in writing. The failure by any party to exercise or to enforce any of the terms or conditions of this Agreement shall not constitute or be deemed a waiver of that party's right thereafter to enforce each and every term and condition of this Agreement.

         7. Severability. Should a court of law or arbitrator hold that any one or more of the provisions in this Agreement is invalid, illegal or unenforceable, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall be both construed and reformed and shall continue with the same effect as if such unenforceable, illegal or invalid provision shall not have been inserted in this Agreement.

         8. Governing Law. This Agreement, all claims arising out of this Agreement and the respective rights and obligations of the parties hereto shall be governed by and determined in accordance with the domestic internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

         9. Notices. All notices and other communications which are required or permitted under the terms or conditions of this Agreement, shall be in writing and sent by facsimile, overnight courier, or registered or certified mail, postage prepaid, to the receiving party at the address listed in the first paragraph of this Agreement or to any other address that the receiving party may have provided to the sending party in writing as provided aforesaid. Any notice or other communication delivered by facsimile shall be deemed to have been received the day it is sent. Any notice or other communication sent by overnight courier shall be deemed to have been received on the day after it is delivered to the courier. Any notice or other communication sent by registered or certified mail shall be deemed to have been received on the third business day after its date of posting. When feasible, the notice or other communication should be transmitted by facsimile.

         10. Binding on Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of both the parties hereto and their respective permitted successors. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by either party without first receiving the express prior written consent of the other parties; except that without such consent, any party may assign or transfer this Agreement and all of its rights hereunder to


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any corporation which beneficially owns a majority in interest of the equity of such party or to a majority-owned subsidiary of such party or to any successor of such party by merger or consolidation or to any person, firm, or corporation to which all or substantially all of the assets of such party are sold.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. Force Majeure. The failure of any party hereto to perform any obligation under this agreement due to acts of God, acts of government, civil disturbances, fires, natural disasters, wars, strikes, or other causes beyond its reasonable control shall not be deemed to be a breach of this Agreement; provided, however, that the party so prevented from complying herewith shall immediately give notice thereof to the other party and shall continue to take all commercially reasonable actions to comply as fully as possible herewith. After removal of the basis for the nonperformance, the party failing to perform shall resume performance within a reasonable time.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.




ROCKLAND RADIOLOGY GROUP, P.C.




By:___________________________________

Name and Title__________________________


IMAGE TECHNOLOGY LABORATORIES, INC.




By:___________________________________
     David Ryon, M.D., President


KINGSTON DIAGNOSTIC RADIOLOGY, P.C.



By:___________________________________
     David Ryon, M.D.